UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 5, 2013

VERA BRADLEY, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-34918	27-2935063
(Commission File Number)	(IRS Employer Identification No.)

2208 Production Road, Fort Wayne, Indiana	46808
(Address of Principal Executive Offices)	(Zip Code)
(877) 708-8372
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers.

On November 5, 2013, Vera Bradley, Inc. (the “Company”) announced the appointment of Robert Wallstrom as the Company’s President and Chief Executive Officer. Mr. Wallstrom’s appointment will become effective on his employment start date of November 11, 2013. Prior to joining the Company, Mr. Wallstrom, age 47, served as President of Saks Fifth Avenue’s OFF Fifth division. Previously, he was Group Senior Vice President and General Manager of Saks’ flagship New York store from 2002 to 2007. Prior to joining Saks, Mr. Wallstrom held a variety of roles at Macy’s Inc. from 1987 to 1995 and began his career in 1983 at J. W. Robinson department stores, a division of Associated Dry Goods Corp., which was later acquired by May Department Stores Company. Mr. Wallstrom holds a BS in business administration/accounting from San Diego State University.

Mr. Wallstrom’s employment agreement with the Company is effective November 11, 2013 (the “Employment Agreement”) and will continue until the end of the Company’s fiscal year ending on or about January 31, 2017, provided that the employment agreement renews automatically for a one-year period after that date unless either party gives notice of its intent not to renew.

Under the Employment Agreement, Mr. Wallstrom’s initial annual base salary will be $750,000. Mr. Wallstrom will have a target annual fiscal bonus of 100% of his base salary, with a maximum annual cash bonus of up 200% of his annual base salary. Mr. Wallstrom will be eligible for participation in the Company’s annual bonus plan for the 2015 fiscal year, and his guaranteed annual bonus for that fiscal year is 100% of his base salary. Mr. Wallstrom also will be eligible to participate in the Company’s 2010 Equity and Incentive Plan (the “Equity Plan”). For the Company’s 2015 fiscal year, Mr. Wallstrom’s equity-based compensation grant will have an economic value at grant of $800,000. Upon the commencement of his employment, Mr. Wallstrom will receive restricted stock units under the Equity Plan in an amount equal to the result of dividing $1,200,000 by the Company’s closing stock price on the date of the grant (the “Sign-On Award”). Sixty percent of these restricted stock units will vest based on performance, and forty percent will vest in equal amounts on each of the first three anniversaries of the effective date of the Wallstrom Employment Agreement. The Company will reimburse Mr. Wallstrom for the expenses of relocating his residence to the Fort Wayne, Indiana area.

Under the Employment Agreement, if the Company terminates Mr. Wallstrom’s employment without Cause or Mr. Wallstrom terminates his employment for Good Reason (each as defined in the Employment Agreement), Mr. Wallstrom will be entitled to (i) any Bonus earned in the fiscal year prior to the employment termination that has not yet been paid, (ii) a pro rata portion of the amount of Bonus, if any, that he would have received for the year in which his employment terminated, (iii) a lump sum payment equal to two times the sum of his (A) Base Salary and (B) target Bonus for the fiscal year of termination, (iv) immediate accelerated full vesting of the time-based restricted stock units under the Sign-On Award and immediate accelerated vesting of the time-based vesting provisions of the portion of the restricted stock units under the Sign-On Award that are performance-based, which will remain outstanding pending the satisfaction (or not) of the performance-based vesting criteria, and (v) monthly cash reimbursement of COBRA premiums. If the Company terminates Mr. Wallstrom’s employment without Cause or Mr. Wallstrom terminates his employment for Good Reason and such termination is within 24 months after a Change in Control of the Company, Mr. Wallstrom will receive, in addition to the payments and benefit described in the preceding sentence, an additional lump sum payment equal to the sum of his (A) Base Salary and (B) target Bonus for the fiscal year of termination, in exchange for his continued compliance with the Restrictive Covenants set forth in the Employment Agreement after the Change in Control and reimbursement for outplacement assistance up to a maximum amount of $50,000. If the payments and benefits to Mr. Wallstrom under the Employment Agreement, together with all other amounts payable to him following a Change in Control (the “Total Payments”), would be subject to an excise tax under the provisions of Code Section 4999 (the “Excise Tax”), then Mr. Wallstrom will receive either the Total Payments or the Total Payments will be reduced so that the amount of the Total Payments (after reduction) is $1.00 less than the amount that would cause the payments to be subject to the Excise Tax, which would provide him with a greater after-tax value of amounts received.

If Mr. Wallstrom’s employment is terminated by death or Disability, Mr. Wallstrom will be entitled to: (i) any Bonus that has been earned but not paid, (ii) a pro-rated bonus, if any, Mr. Wallstrom would have received for the year in which his employment terminated, (iii) vesting of the Sign-On Award, and (iv) reimbursement of COBRA premiums.

The foregoing description of the Employment Agreement is a summary of the material terms of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. In addition, the foregoing description of the Sign-On Award is a summary of the material terms of the Sign-On Award and is qualified in its entirety by reference to the Award Agreement for Grant of Time-Based Restricted Stock Units dated November 11, 2013, the Award Agreement for Grant of Performance Units dated November 11, 2013, and the Vera Bradley, Inc. 2010 Equity and Incentive Plan Chief Executive Officer Sign-On Grant Terms and Conditions filed as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

(d) Election of New Director.

In connection with the commencement of Mr. Wallstrom’s employment with the Company, the Board of Directors of the Company shall elect Mr. Wallstrom as a director of the Company, effective as of November 11, 2013, to serve until the 2014 annual meeting.
The information set forth in response to Item 5.02(c) of this Form 8-K is incorporated by reference in response to this Item 5.02(d).

(b) Departure of Director.

In connection with the appointment of Mr. Wallstrom as a director of the Company, our former chief executive officer, Michael C. Ray, announced that he will concurrently step down as a director of the Company effective November 11, 2013.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated November 11, 2013
10.2	Award Agreement for Grant of Time-Based Restricted Stock Units dated November 11, 2013
10.3	Award Agreement for Grant of Performance Units dated November 11, 2013
10.4	Vera Bradley, Inc. 2010 Equity and Incentive Plan Chief Executive Officer Sign-On Grant Terms and Conditions
99.1	Press Release dated November 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vera Bradley, Inc.

Date: November 5, 2013	By:	/s/ Anastacia S. Knapper
Anastacia S. Knapper
Vice President—General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement dated November 11, 2013
10.2	Award Agreement for Grant of Time-Based Restricted Stock Units dated November 11, 2013
10.3	Award Agreement for Grant of Performance Units dated November 11, 2013
10.4	Vera Bradley, Inc. 2010 Equity and Incentive Plan Chief Executive Officer Sign-On Grant Terms and Conditions
99.1	Press Release dated November 5, 2013